EXHIBIT 10.23
CVB Financial Corp.
Deferred Compensation Plan for
Christopher D. Myers
Effective January 1, 2007

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers

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CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers

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CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers

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CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
CVB FINANCIAL CORP.
DEFERRED COMPENSATION PLAN FOR
CHRISTOPHER D. MYERS
Effective January 1, 2007
Purpose
     The purpose of this Plan is for CVB Financial Corp., a California corporation (the”Company”) to provide specified benefits to Christopher D. Myers (the “Participant”). This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
     This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention.
ARTICLE 1
Definitions
     For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1	“Account Balance” shall mean, with respect to the Participant, an entry on the records of the Company equal to the sum of (i) the Deferral Account balance, and (ii) the Company Contribution Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant, or his designated Beneficiary, pursuant to this Plan.

1.2	“Annual Deferral Amount” shall mean that portion of the Participant’s Base Salary, Bonus that the Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of the Participant’s Retirement, death or Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, based on the Participant’s vested Account Balance redetermined each year as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on the Participant’s Benefit Distribution Date, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated as of each anniversary of such calculation date. Each annual installment shall be calculated by multiplying this vested Account Balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Retirement Benefit, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
1.4	“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, and other fees, and automobile and other allowances paid to the Participant for employment services rendered (whether or not such allowances are included in the Participant’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Company and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Participant.

1.5	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of the Participant.

1.6	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that the Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7	“Benefit Distribution Date” shall mean the date that triggers distribution of the Participant’s vested Account Balance. The Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:
(a)	If the Participant Retires, his Benefit Distribution Date shall be the day after the last day of the six-month period immediately following the date on which the Participant Retires; provided, however, in the event the Participant changes his Retirement Benefit election in accordance with Section 5.2(b), his Benefit Distribution Date shall be postponed in accordance with Section 5.2(b); or

(b)	If the Participant experiences a Termination of Employment, his Benefit Distribution Date shall be the day after the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment; or

(c)	The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his vested Account Balance.
1.8	“Board” shall mean the board of directors of the Company.

1.9	“Bonus” shall mean any compensation, in addition to Base Salary, earned by the Participant for services rendered during a Plan Year, under the Company’s annual bonus and cash incentive plans or such other arrangement designated by the Committee.

1.10	“Bonus Rate” for any Plan Year shall mean an interest rate, stated as an annual rate, equal to (i)

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
the sum of the Treasury Bond Rate and 2%, less (ii) the Fixed Rate; provided, however, that if the result of such calculation is zero or less, the Bonus Rate for such applicable Plan Year shall be zero.
1.11	“Change in Control” shall mean any “change in control event” as defined in accordance with Code Section 409A and related Treasury guidance and Regulations.

1.12	“Claimant” shall have the meaning set forth in Section 13.1.

1.13	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14	“Committee” shall mean the committee described in Article 11.

1.15	“Company” shall mean CVB Financial Corp., a California corporation, and any successor to all or substantially all of the Company’s assets or business.

1.16	“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.17	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.18	“Crediting Rate” for any one Plan Year shall mean an interest rate, stated as an annual rate, equal to the (i) Fixed Rate, plus (ii) the Bonus Rate, such interest rate to be compounded annually.

1.19	“Death Benefit” shall mean the benefit set forth in Article 7.

1.20	“Deferral Account” shall mean (i) the sum of all of the Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his Beneficiary pursuant to this Plan that relate to his Deferral Account.

1.21	“Disability” shall mean a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which:
(a)	Renders the Participant unable to engage in any substantial gainful activity; or

(b)	Results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.
     Whether or not the Participant meets either of the above conditions will be determined by the Committee in its sole discretion.
1.22	“Election Form” shall mean the form, which may be in electronic format, established from time

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
to time by the Committee that the Participant completes, signs and returns to the Committee to make an election under the Plan.
1.23	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.24	“Fixed Rate” for any Plan Year shall mean an interest rate, stated as an annual rate, equal to 6%.
1.25	“Plan” shall mean the CVB Financial Corp. Deferred Compensation Plan evidenced by this instrument.
1.26	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.27	“Retirement”, “Retire(s)” or “Retired” shall mean the Participant’s separation from service with the Company for any reason other than death, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations, on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with five (5) Years of Service. If the Participant is both an employee and a member of the Board, Retirement shall not occur until he separates from service as both an employee and a member of the Board.
1.28 “Retirement Benefit” shall mean the benefit set forth in Article 5.
1.29 “Scheduled Distribution” shall mean the distribution set forth in Section 4.1.
1.30	“Terminate the Plan”, “Termination of the Plan” shall mean a determination by the Board that no new deferral elections for the Participant shall be permitted, and that the Participant shall no longer be eligible to receive company contributions under this Plan.
1.31 “Termination Benefit” shall mean the benefit set forth in Article 6.
1.32	“Termination of Employment” shall mean the separation from service with the Company, voluntarily or involuntarily, for any reason other than Retirement or death, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations. If the Participant is both an employee and a member of the Board, a Termination of Employment shall occur only upon the termination of the last position held.
1.33	“Treasury Bond Rate” for any one Plan Year shall mean an interest rate, stated as an annual rate, equal to the average yield on United States Treasury Bonds, 10-year constant maturity, as of the end of the day of the November Board Meeting that immediately precedes the Plan Year for which the rate is to be used.
1.34	“Trust” shall mean one or more trusts established by the Company in accordance with Article 14.
1.35	“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant’s or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary, all as determined in the sole discretion of the Committee in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.
1.36	“Years of Service” shall mean the total number of full years in which the Participant has been employed by the Company. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Participant’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.
ARTICLE 2
Enrollment
2.1	Enrollment. The Participant shall complete, execute and return to the Committee an Election Form and a Beneficiary Designation Form, prior to the first day of each Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.
ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Vesting/Crediting/Taxes
3.1	Minimum Deferrals. For each Plan Year, the Participant may elect to defer, as his Annual Deferral Amount, Base Salary, Bonus in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount

Base Salary and/or Bonus	$2,000 aggregate
     If the Committee determines, in its sole discretion, prior to the beginning of a Plan Year that the Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If the Committee determines, in its sole discretion, at any time after the beginning of a Plan Year that the Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s Account Balance as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant within sixty (60) days after the last day of the Plan Year in which the Committee determination was made.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
3.2	Maximum Deferral. For each Plan Year, the Participant may elect to defer, as his Annual Deferral Amount, Base Salary, and/or Bonus up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	100%
3.3	Election to Defer; Effect of Election Form.
(a)	First Plan Year of Participation. In connection with the Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.1 above) and accepted by the Committee.

(b)	General Timing Rule for Deferral Elections in Subsequent Plan Years. For each succeeding Plan Year, the Participant may elect to defer Base Salary and Bonus, and make such other elections as the Committee deems necessary or desirable under the Plan by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31st preceding the Plan Year in which such compensation is earned, or before such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations.
     Any deferral election(s) made in accordance with this Section 3.3(b) shall be irrevocable; provided, however, that if the Committee requires the Participant to make a deferral election for “performance-based compensation” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or Regulations, permit the Participant to subsequently change his deferral election for such compensation by submitting an Election Form to the Committee no later than the deadline established by the Committee pursuant to Section 3.3(c) below.
(c)	Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to “performance-based compensation” based on services performed over a period of at least twelve (12) months, may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
Code Section 409A and related Treasury guidance or Regulations. In order to be eligible to make a deferral election for performance-based compensation, the Participant must perform services continuously from a date no later than the date upon which the performance criteria for such compensation are established through the date upon which the Participant makes a deferral election for such compensation. In no event shall an election to defer performance-based compensation be permitted after such compensation has become both substantially certain to be paid and readily ascertainable.
(d)	Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which the Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may, in its sole discretion, determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.
3.4	Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus portion of the Annual Deferral Amount shall be withheld at the time the Bonus are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to the Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.
3.5	Company Contribution Amount.
(a)	[does this item (a) apply, or should it be deleted?] For each Plan Year, the Company may be required to credit amounts to the Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Company. Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)	For each Plan Year, the Company, in its sole discretion, may, but is not required to, credit any amount it desires to the Participant’s Company Contribution Account under this Plan, which amount shall be for the Participant the Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.
3.6	Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of the Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that the Participant has elected to defer in accordance with Section 3.3, or (ii) the Company Contribution

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion.
3.7	Vesting.
(a)	The Participant shall at all times be 100% vested in his deferrals of Base Salary and Bonus.

(b)	The Participant shall vest in the amount, if any, that has been credited to the Participant’s Account Balance as interest attributable to the Bonus Rate on the basis of the Participant’s Years of Service, in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 5 years	0%
5 years or more	100%
(c)	Notwithstanding anything to the contrary contained in this Section 3.7, upon the Participant’s Retirement or death or Disability while employed by the Company or upon a Change of Control of the Company while the Participant is employed by the Company, the Participant shall immediately become 100% vested in the Company Contribution Account and any Bonus Rate (if not already vested in accordance with the above vesting schedules).
3.8	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to the Participant’s Account Balance in accordance with the following rules:
(a)	Interest Crediting Rate. The Participant’s Account Balance shall be credited with interest at the Crediting Rate on a date or dates determined by the Committee. Notwithstanding the foregoing, in the event additional Measurement Funds are made available to the Participant as described in Section 3.8(b) below, the earnings to be credited or debited to the portion of the Participant’s Account Balance allocated to such Measurement Funds shall be determined in accordance with the provisions set forth in Section 3.8(b).

(b)	Additional Measurement Funds. The Committee, in its sole discretion, may make available to the Participant one or more measurement funds, which are based on certain mutual funds (the “Measurement Funds”). If Measurement Funds are made available, the Participant may elect one or more of the Measurement Funds for the purpose of crediting or debiting additional amounts to his Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participant advance

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
written notice of such change. Further, if Measurement Funds are made available, the following provisions shall apply:
(i)	Election of Measurement Funds. The Participant may elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(a) above) to be used to determine the amounts to be credited or debited to his Account Balance. If the Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the Measurement Fund providing the lowest risk of loss of investment, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his Account Balance, or to change the portion of his Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his Account Balance allocated to each previously or newly elected Measurement Fund.

(ii)	Proportionate Allocation. In making any election described in Section 3.8(b)(i) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(iii)	Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.
(c)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Crediting Rate and/or other available Measurement Funds are to be used for measurement purposes only, and the Participant’s election of any such Measurement Fund, the allocation of his Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to the Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his Account Balance in any underlying investment fund used by the Committee to calculate the Crediting Rate and/or in such Measurement Fund. The Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
represent any investment made on his behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.
3.9	FICA and Other Taxes.
(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from the Participant, the Company shall reduce the Annual Deferral Amount in the amount necessary to withhold from it, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.

(b)	Company Contribution Account. When the Participant becomes vested in a portion of his Company Contribution Account, the Company shall withhold from that portion of the Participant’s cash compensation that is not deferred, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes on such Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Account, as applicable, in order to comply with this Section 3.9.

(c)	Crediting Rate. The Company may withhold from that portion of the Participant’s cash compensation that is not being deferred, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes, if any, that is determined to be attributable to the Crediting Rate.

(d)	Distributions. The Company, or the trustee of the Trust, shall withhold from any payments made to the Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.
ARTICLE 4
Scheduled Distribution; Unforeseeable Emergencies
4.1	Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, the Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of (i) the Annual Deferral Amount, and (ii) the Company Contribution Amount. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the vested portion of the Annual Deferral Amount and Company Contribution Amount that the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, calculated as of the close of business on the Scheduled Distribution Date, as defined below. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). The Plan Year designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
otherwise provided on an Election Form approved by the Committee in its sole discretion. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2007, the earliest Scheduled Distribution Date that may be designated by the Participant would be January 1, 2011, and the Scheduled Distribution would become payable during the sixty (60) day period commencing immediately after such Scheduled Distribution Date. Notwithstanding the foregoing, the Committee shall adjust the amount distributable as a Scheduled Distribution to the extent that any portion of the Account Balance subject to the Scheduled Distribution is unvested as of the Scheduled Distribution Date.
4.2	Postponing Scheduled Distributions. The Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:
(a)	Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;
(b)	The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five years after the previously designated Scheduled Distribution Date; and
(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.
4.3	Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 6 or 7, any amounts subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.
4.4	Unforeseeable Emergencies.
(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)	The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, the Participant may not

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.
(c)	If the Committee, in its sole discretion, approves the Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.

(d)	In addition, the Participant’s deferral elections under this Plan shall be terminated to the extent the Committee determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from the Company’s 401(k) Plan. If the Committee determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence, the Participant’s deferrals shall be terminated as soon as administratively practicable following the date on which such determination is made.

(e)	Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout and/or termination of deferrals under this Section 4.4 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.
ARTICLE 5
Retirement Benefit
5.1	Retirement Benefit. The Participant who Retires shall receive, as a Retirement Benefit, his vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date.
5.2	Payment of Retirement Benefit.
(a)	The Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years. If the Participant does not make any election with respect to the payment of the Retirement Benefit, then such Participant shall receive the Retirement Benefit in a lump sum.

(b)	The Participant may change the form of payment of the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:
(i)	The election to modify the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	The first Retirement Benefit payment shall be delayed at least five (5) years from

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
the Participant’s originally scheduled Benefit Distribution Date described in Section 1.7(a).
     For purposes of applying the requirements above, the right to receive the Retirement Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Section 5.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.
     The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Retirement Benefit.
(c)	The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.
ARTICLE 6
Termination Benefit
6.1	Termination Benefit. The Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date.

6.2	Payment of Termination Benefit. Participant shall receive a lump sum distribution if his Termination of Employment is prior to attaining age 55. If after age 55, he shall receive the distribution over a 15 year period in equal monthly installments.

6.3	Change of Control. If the Participant’s Termination of Employment occurs in connection with or within one year following a Change of Control, the Participant shall have the right to elect, on an Election Form delivered in connection with his commencement of participation in the Plan, to receive the Termination Benefit in a lump sum distribution or a payout over a 15 year period in equal monthly installments.
ARTICLE 7
Death Benefit
7.1	Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal (in total) to the Participant’s vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date.
7.2	Payment of Death Benefit. In case of death prior to age 55, the Beneficiary shall receive a lump sum payment. In case of death after age 55, the Beneficiary shall receive payments in equal monthly amounts over a 15 year period.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
ARTICLE 8
Beneficiary Designation
8.1	Beneficiary. Each Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of the Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

8.2	Beneficiary Designation; Change; Spousal Consent. The Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse or legally registered domestic partner as a Beneficiary, the Committee may, in its sole discretion, determine that spousal or registered domestic partner consent is required to be provided in a form designated by the Committee, executed by the Participant’s spouse or registered domestic partner and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.4	No Beneficiary Designation. If the Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

8.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee’s satisfaction.

8.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
ARTICLE 9
Leave of Absence
9.1	Paid Leave of Absence. If the Participant is authorized by the Company to take a paid leave of absence from the employment of the Company, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

9.2	Unpaid Leave of Absence. If the Participant is authorized by the Company to take an unpaid leave of absence from the employment of the Company for any reason, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his return to employment and for every Plan Year thereafter while the Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

9.3	Leaves Resulting in Separation from Service. In the event that the Participant’s leave of absence from the Company constitutes a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, the Participant’s vested Account Balance shall be distributed to the Participant in accordance with Article 5 or 6 of this Plan, as applicable.
ARTICLE 10
Termination of Plan, Amendment or Modification
10.1	Termination of Plan. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to Terminate the Plan. In the event of a Termination of the Plan, the Measurement Funds available to Participant following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participant in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change of Control the Company shall be permitted to (i) terminate the Plan by action of its board of directors, and (ii) distribute the vested Account Balances to Participant in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by the Company are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.
10.2	Amendment.
(a)	The Company may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of the Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 10.2 or Section 11.2 of the Plan shall be effective.

(b)	Notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A, and related Treasury guidance or Regulations.
10.4	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to the Participant and his designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.
ARTICLE 11
Administration
11.1	Committee Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by the Compensation Committee of the Board. Members of the Committee may be Participant under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is the Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by the Participant or the Company.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
11.2	Administration Upon Change In Control. Within one hundred and twenty (120) days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 11.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (i) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (ii) the Administrator may only be terminated with the written consent of the majority of Participant with an Account Balance in the Plan as of the date of such proposed termination.

11.3	Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

11.4	Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, any employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such employee or the Administrator.

11.6	Company Information. To enable the Committee and/or Administrator to perform its functions, the Company shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participant and his Beneficiaries, the Account Balances of the Participant, the compensation of the Participant, the date and circumstances of the Retirement, death or Termination of Employment of the Participant, and such other pertinent information as the Committee or Administrator may reasonably require.
ARTICLE 12
Other Benefits and Agreements
12.1	Coordination with Other Benefits. The benefits provided for the Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to the Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
ARTICLE 13
Claims Procedures
13.1	Presentation of Claim. The Participant or any Beneficiary of a deceased Participant (the Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
13.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:
(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 13.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
13.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
13.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and
(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
13.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE 14
Trust
14.1	Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participant and their Beneficiaries under the Plan, the Company may establish a “rabbi trust” by a trust agreement with a third party, the trustee, to which the Company may, in its discretion, contribute cash or other property (which shall continue to be assets of the Company), including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).
14.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
Agreement shall govern the rights of the Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participant and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.
14.3	Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.
ARTICLE 15
Miscellaneous
15.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

15.2	Unsecured General Creditor. Participant and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3	Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and the Participant. The Company shall have no obligation to the Participant under the Plan except as expressly provided in the Plan.

15.4	Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Except as expressly may otherwise be provided in a written contract of employment between the Company and the Participant, such employment is hereby acknowledged to be an “at will” employment

CVB Financial Corp.
Deferred Compensation Plan for
               Christopher D. Myers
relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give the Participant the right to be retained in the service of the Company, either as an employee or a member of the Board, or to interfere with the right of the Company to discipline or discharge the Participant at any time.
15.6	Furnishing Information. The Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

15.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
CVB Financial Corp.
Attn: David M. Krebs
701 N. Haven Ave., Suite 140
Ontario, CA 91764
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
15.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

15.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of the Participant, if and when such spouse has predeceased the Participant, shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
15.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
15.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
15.15	Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in the Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if necessary to comply with a “domestic relations order”, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of the Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.
15.16	Distribution in the Event of Income Inclusion Under 409A. If any portion of the Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee or Administrator, as applicable, for a distribution of that portion of his Account Balance that is required to be included in his income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the portion of his Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid vested Account Balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.
15.17	Deduction Limitation on Benefit Payments. If the Company reasonably anticipates that the Company’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution from this Plan is deductible, the Company may delay payment of any amount that would otherwise be distributed from this Plan. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.8 above. The delayed

CVB Financial Corp.
Deferred Compensation Plan for
          Christopher D. Myers
amounts (and any amounts credited thereon) shall be distributed to the Participant (or his Beneficiary in the event of the Participant’s death) at the earliest date the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).
15.18	Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company have applied for insurance.
     IN WITNESS WHEREOF, the Company has signed this Plan document as of ___, 2006.

“Company” CVB Financial Corp., a California corporation

By:

Title:

     The Participant hereby accepts this Plan document and agrees that his participation in the Plan shall be governed by it.

Christopher D. Myers date
     The undersigned spouse of the Participant hereby consents to the Participant’s participation in the Plan in accordance with the terms of this Plan document and the Participant’s elections hereunder.

Myers date